Exhibit 10.37
AMENDMENT

This AMENDMENT No. 1, dated June 25, 2002, to Promissory Note (the “Note”) dated July 2, 2001 by Gregory Fischbach (“Payor”) and Acclaim Entertainment, Inc. (“Payee”).

The parties hereto hereby agree as follows:

1.    The first full paragraph of the Note is hereby amended and restated in its entirety as follows:

“FOR VALUE RECEIVED, the Payor hereby unconditionally promises to pay to the order of the Payee, the principal amount of ONE MILLION SEVEN HUNDRED NINETY SEVEN THOUSAND FOUR HUNDRED AND FIFTY DOLLARS ($1,797,450) together with accrued and unpaid interest thereon. The Payor further agrees to pay interest on such principal amount at the rate Payee is charged from time to time by GMAC Commercial Credit LLC (the “Bank Rate”). All amounts payable hereunder shall be payable to Payee in United States dollars at such bank account as shall be designated by the Payee in immediately available funds or as otherwise specified to Payor in writing. Payment on this note shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof. The principal amount and accrued interest are due and payable on the earlier of (i) August 31, 2003 and (ii) to the extent of the proceeds of any “Warrant Share Sale” (as defined below), the third business day following the date upon which Payor sells any or all of the Warrant Shares (a “Warrant Share Sale”).”

2.    The principal amount and accrued interest due under the Note shall in any event be due and payable on August 31, 2003, and such due date shall not be extended under any circumstances.

3.    Except as expressly amended hereby, all other terms and conditions of the Note shall remain in full force and effect in accordance with the original terms thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Note as of the day and year first above written.

ACCLAIM ENTERTAINMENT, INC.

By:	/s/ JAMES R. SCOROPOSKI
Title: Executive Vice President

/s/ GREGORY FISCHBACH
Gregory Fischbach